UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Grant from the Bill & Melinda Gates Foundation

On November 18, 2022, Vaxart, Inc. (the “Company”) entered into a Grant Agreement (the “Grant Agreement”) with the Bill & Melinda Gates Foundation (“BMGF”), pursuant to which the Company expects to receive approximately $3.46 million (the “Grant”) to partially fund a new study of the Company’s oral pill norovirus vaccine candidate focused on protecting breastfeeding mothers and their infants (the “Study”). Under the Grant Agreement, the Company agreed to a global access commitment for use of its vaccine candidate, if proven effective and approved, in breastfeeding mothers from low- and middle-income countries. The Grant Agreement is set to expire on September 15, 2024. Receipt by the Company of the Grant is subject to all of the terms and conditions of the Grant Agreement.

On December 1, 2022, the Company issued a press release discussing the commencement of the Study and the Grant. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated by reference herein.

Notice Regarding Conclusion of SEC Inquiry

As previously disclosed, the Securities and Exchange Commission (the “SEC”) advised the Company that it was the subject of an informal, non-public fact-finding inquiry by the SEC (the “Inquiry”). Additional information regarding the Inquiry can be found in the Company’s prior filings, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC on February 24, 2022.

On November 29, 2022, the Company’s legal counsel received a notice from the SEC (the “Notice”) stating: “We have concluded the investigation as to your client Vaxart, Inc. Based on the information we have as of this date, we do not intend to recommend an enforcement action by the Commission against Vaxart, Inc.” The Notice was provided under the guidelines set forth in the final paragraph of Securities Act Release No. 5310.

Forward-Looking Statements

Statements contained or incorporated by reference in this Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies are forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Current Report on Form 8-K. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, whether any or all of the funding from the Grant is received by the Company, the Company’s continuing contractual and common law indemnity obligations to current and former officers and directors, the Company’s continuing operating losses, the possibility that the Company’s product candidates may not be approved by the U.S. Food and Drug Administration or non-U.S. regulatory authorities, uncertainty of market acceptance if the Company eventually produces a commercially viable vaccine, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, the Company’s ability to meet anticipated clinical endpoints, commencement dates, and/or completion dates for clinical trials, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated December 1, 2022.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: December 6, 2022
	By:	/s/ Andrei Floroiu
Andrei Floroiu
Chief Executive Officer